Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

CC Media Holdings, Inc. Announces Extension of Early Tender Date

and Increase of Maximum Payment Sublimit in Connection with

Subsidiary’s Tender Offer For Senior Notes

San Antonio, TX, August 14, 2009. CC Media Holdings, Inc. (“CC Media Holdings”), the parent company of Clear Channel Communications, Inc. (“Clear Channel”), announced today that Clear Channel’s indirect, wholly-owned subsidiary, CC Finco, LLC (“CC Finco”), is extending the Early Tender Date associated with its cash tender offer (the “Tender Offer”) for Clear Channel’s outstanding 6.25% Senior Notes due 2011 (the “6.25% Notes”), 4.40% Senior Notes due 2011 (the “4.40% Notes”), 5.00% Senior Notes due 2012 (the “5.00% Notes”), 5.75% Senior Notes due 2013 (the “5.75% Notes”), 5.50% Senior Notes due 2014 (the “5.50% Notes”) and 10.75% Senior Cash Pay Notes due 2016 (the “10.75% Notes”). The 6.25% Notes, the 4.40% Notes, the 5.00% Notes, the 5.75% Notes, the 5.50% Notes and the 10.75% Notes are referred to herein collectively as the “Notes.”

The Early Tender Date, which was previously set to expire at 5:00 p.m., New York City time, on August 13, 2009, will now expire at 12:00 midnight, New York City time, on August 27, 2009 (inclusive of August 27, 2009), concurrently with the scheduled expiration of the tender offer. Accordingly, holders who validly tender and do not validly withdraw their Notes on or prior to the Expiration Date will receive the Total Consideration, including the Early Tender Premium, applicable to such Notes. Pursuant to the terms of the Tender Offer, the ability of holders to withdraw tendered Notes expired at 5:00 pm, New York City time, on August 13, 2009 (the “Withdrawal Date”). Notes tendered and not validly withdrawn on or prior to the Withdrawal Date, and Notes tendered after the Withdrawal Date but on or prior to the Expiration Date, may not be withdrawn.

CC Media Holdings also announced today that CC Finco is increasing the Maximum Payment Sublimit, which limits the aggregate amount of funds that may be used to purchase 5.50% Notes and 10.75% Notes in the Tender Offer, from $50,000,000 to $65,000,000.

Additional Information

CC Finco has retained Goldman, Sachs & Co. and Citigroup Global Markets Inc. as the Co-Lead Dealer Managers in connection with the Tender Offer, and has retained Morgan Stanley & Co. Incorporated, Credit Suisse Securities (USA) LLC and Moelis & Company as the Co-Dealer Managers for the Tender Offer. Global Bondholder Services Corporation is the Information Agent and Depositary for the Tender Offer. Questions regarding the Tender Offer should be directed to Goldman, Sachs & Co. at (800) 828-3182 (toll-free) or (212) 357-4692 (collect). Requests for documentation should be directed to Global Bondholder Services Corporation at (212) 430-3774 (for banks and brokers only) or (866) 470-4200 (for all others toll-free). This announcement is for informational purposes only. This announcement is not an offer to purchase or a solicitation of an offer to purchase with respect to any Notes. The Tender Offer is being made solely pursuant to the Offer to Purchase and related documents. The Tender Offer is not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Tender Offer to be made by a licensed broker or dealer, the Tender Offer will be deemed to be made on behalf of CC Finco by the dealer managers, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

Headquartered in San Antonio, Texas, CC Media Holdings, Inc. is the parent company of Clear Channel Communications, Inc., a global leader in the out-of-home advertising industry with radio stations and outdoor displays in various countries around the world also headquartered in San Antonio, Texas. CC Finco, LLC, headquartered in San Antonio, Texas, is an indirect wholly-owned subsidiary of Clear Channel Communications, Inc.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements based on current Clear Channel management expectations. Those forward-looking statements include all statements other than those made solely with respect to historical fact. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. Many of the factors that will determine the outcome of the subject matter of this press release are beyond Clear Channel’s or CC Finco’s ability to control or predict. Neither CC Media Holdings, Clear Channel nor CC Finco undertakes any obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Contact

CC Media Holdings, Inc.

Corporate Communications, 210-822-2828